                   [LETTERHEAD OF BERNSTEIN & WASSERMAN, LLP]

                                                              July 15, 1996

Board of Directors
SportsTrac, Inc.
6900 E. Belleview Avenue
Englewood, CO 80111

                  Re: SportsTrac, Inc.
                      Registration Statement on Form SB-2
                      -----------------------------------

Gentlemen:

         We have acted as counsel for SportsTrac, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form SB-2, File No. 333-1634, under the Securities Act of 1933, relating to the public offering of 675,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") and 1,350,000 Class A Redeemable Common Stock Purchase Warrants (the "Class A Warrants"). The offering also involves the grant to the Underwriter of an option to purchase an additional 101,250 shares of Common Stock and 202,500 Class A Warrants to cover over-allotments in connection with the offering, the sale to the Underwriter of an option (the "Underwriter's Option") to purchase up to 1,350,000 shares of Common Stock and 135,000 Class A Warrants. 2,000,000 Class A Warrants are being registered on behalf of the selling stockholders (the "Selling Securityholder's Securities").

         We have examined the Certificate of Incorporation and the By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, drafts of the Underwriting Agreement relating to the offering of the Common Stock and Class A Warrants, drafts of the Warrant Agreement and Underwriter's Option, draft forms of certificates representing the Common Stock and the Class A Warrants, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the

Company and others.

         Based on the foregoing, we are of the opinion that:

         1. All shares of Common Stock have been duly authorized and, when issued and sold in accordance with the Prospectus, will be validly issued, fully paid and non-assessable.

         2. The Class A Warrants and the Underwriter's Option have been duly authorized and, when issued and sold in accordance with the Prospectus, will be validly issued.

         3. The Class A Warrants included in the Selling Securityholder's Securities have been duly authorized, validly issued, fully paid and nonassessable; and, when sold in accordance with the Prospectus will continue to be duly authorized, validly issued, fully paid and nonassessable.

         4. The shares of Common Stock issuable upon exercise of the Class A Warrants, the Underwriter's Option and the Class A Warrants included in the Selling Securityholders Securities have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the Class A Warrants, the Underwriter's Option or the Class A Warrants included in the Selling Securityholders Securities, as the case may be, will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to be named in the Registration Statement and the Prospectus as attorneys who have passed upon legal matters in connection with the offering of the securities offered thereby under the caption "Legal Matters."

         We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,

                                                  /s/ Bernstein & Wasserman, LLP

                                                  BERNSTEIN & WASSERMAN, LLP

B&W/jm